SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) May 1, 2008
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 7, 2008, ProLogis completed an offering of $500 million aggregate principal amount of its 2.625% convertible senior notes due 2038 (the “2038 Notes”). In connection with the offering, ProLogis entered into an Underwriting Agreement (the "2038 Underwriting Agreement"), dated May 1, 2008, with Goldman, Sachs & Co., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as underwriters (the “2038 Underwriters”), pursuant to which ProLogis agreed to sell and the 2038 Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, $500 million aggregate principal amount of the 2038 Notes. ProLogis also granted the 2038 Underwriters the right to purchase for 30 days up to an additional $50 million of 2038 Notes, solely to cover overallotments. On May 6, 2008, the 2038 Underwriters exercised the overallotment option in full. A copy of the 2038 Underwriting Agreement has been filed as an exhibit to this report and is incorporated herein by reference.
     On May 7, 2008, ProLogis completed an offering of $600 million aggregate principal amount of its 6.625% notes due 2018 (the “2018 Notes”). In connection with the offering, ProLogis entered into an Underwriting Agreement (the "2018 Underwriting Agreement"), dated May 1, 2008, with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Greenwich Capital Markets, Inc., as representatives of the several underwriters named in Schedule A thereto (the “2018 Underwriters”), pursuant to which ProLogis agreed to sell and the 2018 Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, $600 million aggregate principal amount of the 2018 Notes. A copy of the 2018 Underwriting Agreement has been filed as an exhibit to this report and is incorporated herein by reference.
     The net proceeds to ProLogis from the sale of the 2038 Notes, after the underwriters’ discounts and offering expenses, are estimated to be approximately $538.1 million. The net proceeds to ProLogis from the sale of the 2018 Notes, after the underwriters’ discounts and offering expenses, are estimated to be approximately $593.7 million. ProLogis intends to use the net proceeds from the offering of each of the 2038 Notes and the 2018 Notes for the repayment of its 6.01% First Mortgage Notes due November 2008 and its 5.96% First Mortgage Notes due November 2008, the repayment of borrowings under its global line of credit and for general corporate purposes. Affiliates of certain of the underwriters are lenders under ProLogis’s global line of credit and therefore will receive proceeds from the offerings to the extent that proceeds are used to repay borrowings under the global line of credit.
     The 2038 Notes will bear interest at a rate of 2.625% per annum and mature on May 15, 2038. Prior to February 15, 2013, upon the occurrence of specified events, the 2038 Notes will be convertible at the option of the holder into cash, ProLogis common shares or a combination of cash and ProLogis common shares, at the election of ProLogis, at an initial conversion rate of 13.1203 shares per $1,000 principal amount of 2038 Notes (equivalent to an initial conversion price of approximately $76.22 per ProLogis common share). On and after February 15, 2013, the 2038 Notes will be convertible at any time at the option of the holder into cash, ProLogis common shares, or a combination of cash and ProLogis common shares, at the election of ProLogis, at the initial conversion rate. The initial conversion rate is subject to adjustment in certain circumstances.
      On or after May 20, 2013, ProLogis may at its option redeem all or part of the 2038 Notes for cash, provided that ProLogis must make at least 10 semi-annual interest payments (including the interest payments on November 15, 2008 and May 15, 2013) in full before redeeming any 2038 Notes at the option of ProLogis. ProLogis may also redeem all of the 2038 Notes at any time prior to maturity to the extent necessary to preserve ProLogis’s status as a real estate investment trust.

Holders may require ProLogis to repurchase the 2038 Notes for cash in full on May 15 of 2013, 2018, 2023, 2028 and 2033 and at any time prior to their maturity upon a fundamental change. In connection with any redemption or repurchase, the redemption or repurchase price will be equal to 100% of the principal amount of the 2038 Notes being redeemed or repurchased plus any accrued and unpaid interest.
     The 2018 Notes will bear interest at a rate of 6.625% per annum and mature on May 15, 2018.
     The 2038 Notes and the 2018 Notes are subject to the Registration Statement that ProLogis filed with the SEC relating to the public offering from time to time of securities of ProLogis pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with ProLogis filing with the SEC a definitive prospectus supplement, dated May 1, 2008, and prospectus, dated August 21, 2006, relating to the public offering of the 2038 Notes and a definitive prospectus supplement, dated May 1, 2008, and prospectus, dated August 21, 2006, relating to the public offering of the 2018 Notes, ProLogis is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01 – Financial Statements and Exhibits.”
     This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01.
Item 3.03. Material Modification to Rights of Security Holders.
     ProLogis entered into a Sixth Supplemental Indenture a Seventh Supplemental Indenture in connection with the sale of the 2038 Notes and the 2018 Note, respectively. Copies of the Sixth Supplemental Indenture and the Seventh Supplemental Indenture have been filed as Exhibit 4.1 and Exhibit 4.2 to this form 8-K, respectively, and are hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 1, 2008, among ProLogis, Goldman, Sachs & Co., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated.
1.2	Underwriting Agreement, dated May 1, 2008, among ProLogis, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Greenwich Capital Markets, Inc., as Representatives of the several Underwriters named in Schedule A thereto.
4.1	Form of Sixth Supplemental Indenture between ProLogis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company).
4.2	Form of Seventh Supplemental Indenture between ProLogis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company).
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: May 7, 2008	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 1, 2008, among ProLogis, Goldman, Sachs & Co., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated.
1.2	Underwriting Agreement, dated May 1, 2008, among ProLogis, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Greenwich Capital Markets, Inc., as Representatives of the several Underwriters named in Schedule A thereto.
4.1	Form of Sixth Supplemental Indenture between ProLogis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company).
4.2	Form of Seventh Supplemental Indenture between ProLogis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company).
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).